Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-192327 of Energy Transfer Equity, L.P.
(2) Registration Statement on Form S-3 No. 333-146300 of Energy Transfer Equity, L.P.
(3) Registration Statement on Form S-8 No. 333-146298 pertaining to the Employees’ Savings Plan of Energy Transfer Equity, L.P.

of our report dated February 27, 2015, with respect to the consolidated financial statements of Sunoco LP (not presented separately herein), included in this Annual Report (Form 10-K) of Energy Transfer Equity, L.P. for the year ended December 31, 2015.

/s/Ernst & Young LLP

Houston, Texas
February 25, 2016